Exhibit 99.1

EMPIRE STATE REALTY TRUST ANNOUNCES SECOND QUARTER 2021 RESULTS

- Earnings of $0.01 Per Fully Diluted Share -

- Core FFO of $0.18 Per Fully Diluted Share -

- Observatory Recovery and Continued Discipline Power Results -

- $1.4 Billion of Liquidity, No Outstanding Debt Maturity Through 2024 -

New York, New York, July 28, 2021 - Empire State Realty Trust, Inc. (NYSE: ESRT) (the “Company”), a real estate investment trust with office and retail properties in Manhattan and the greater New York metropolitan area, today reported its operational and financial results for the second quarter of 2021.

Second Quarter and Recent Highlights

•	Earnings was $0.01 per fully diluted share.

•	Core Funds From Operations (“Core FFO”) was $0.18 per fully diluted share.

•

Same-Store Property Cash Net Operating Income (“NOI”) excluding lease termination fees was down 6.0% from the second quarter of 2020 primarily driven by a reduction in revenues due to write-offs taken over the period.

•

Empire State Building Observatory revenue for the second quarter 2021 increased to $8.4 million, from $2.6 million in the first quarter 2021 as visitation continued to ramp up. Observatory net operating income was $3.1 million for the second quarter 2021.

•

Realized lease termination fees were $3.3 million, or approximately $0.01 per fully diluted share. In keeping with historical practice, the Company includes lease termination fees when calculating FFO and Core FFO.

•	Signed 35 new, renewal, and expansion leases, representing a total of 190,838 rentable square feet.

•	Collected 95% of second quarter 2021 total billings with 95% for office tenants and 91% for retail tenants.

•

Reinstated quarterly dividend at $0.035 per share for the second quarter of 2021, which is one quarter earlier than previously announced, driven by confidence in the New York City recovery and improvement in the Company’s results and liquidity.

•

From January 1, 2021 through July 27, 2021, the Company repurchased $3.5 million of its common stock at a weighted average price of $9.22 per share. This brings the cumulative total, since the stock repurchase program began on March 5, 2020 through July 27, 2021, to $147.2 million at a weighted average price of $8.34 per share.

Investor Presentation Update

The Company has posted on the “Investors” section of its website (www.esrtreit.com) the latest investor presentation, which contains additional information on the current impact of the COVID-19 pandemic on its businesses, financial condition and results of operations.

Portfolio Operations

As of June 30, 2021, the Company’s total portfolio contained 10.1 million rentable square feet, which consisted of 9.4 million rentable square feet of office space and 0.7 million rentable square feet of retail space. As of June 30, 2021, the Company’s portfolio was occupied and leased as shown below. The Company’s occupancy levels fluctuate in certain periods due to the timing lag between the date of tenants’ move out and the lease commencement date of new leases.

	June 30, 2021	March 31, 2021	June 30, 2020
Percent occupied:
Total portfolio	85.2%	85.0%	85.6%
Total office	85.0%	84.7%	85.5%
Manhattan office	87.2%	86.2%	87.0%
GNYMA office	76.1%	78.4%	79.1%
Total retail	88.5%	88.6%	87.4%
Percent leased (includes signed leases not commenced):
Total portfolio	88.2%	88.7%	89.6%
Total office	87.9%	88.4%	89.4%
Manhattan office	89.9%	90.0%	91.5%
GNYMA office	79.8%	82.1%	80.5%
Total retail	92.0%	92.0%	93.4%

Leasing

Leasing activity has been reduced due to the impact of the COVID-19 pandemic. The tables below summarize leasing activity for the three months ended June 30, 2021:

Total Portfolio

Total Portfolio	Total Leases Executed	Total square footage executed	Average cash rent psf - leases executed	Previously escalated cash rents psf	% of new cash rent over/ under previously escalated rents
Office	32	179,439	$51.78	$53.69	(3.6%)
Retail	3	11,399	$185.15	$260.21	(28.8%)
Total Overall	35	190,838	$59.75	$66.03	(9.5%)

Manhattan Office Portfolio

Manhattan Office Portfolio	Total Leases Executed	Total square footage executed	Average cash rent psf - leases executed	Previously escalated cash rents psf	% of new cash rent over / under previously escalated rents
New Office	16	82,944	$54.41	$55.34	(1.7%)
Renewal Office	9	69,523	$55.06	$57.56	(4.3%)
Total Office	25	152,467	$54.71	$56.35	(2.9%)

Leasing Activity Highlights During Second Quarter 2021

•	Leasing activity was most active in the 10,000 square foot and smaller category.

•	Prebuilt leasing activity in the Manhattan office portfolio comprised 15 of the 25 leases.

•	At 1350 Broadway, the Company signed a new office lease with Rizzo Group and CodeGreen Solutions, Inc. for approximately 11,800 square feet for a term of 11.0 years.

Observatory Results

The Observatory has seen continued increases in visitors as New York State travel restrictions were lifted balanced by international travel restrictions in key geographies such as Europe and concerns about the Delta COVID-19 variant.

The Observatory hosted approximately 162,000 visitors in the second quarter 2021, compared to 51,000 visitors in the first quarter 2021 and no visitors in the second quarter 2020 when the Observatory was closed due to the COVID-19 pandemic. Second quarter attendance was approximately 17% of 2019 comparable period attendance, above the Company’s hypothetical recovery scenario for the quarter of 13%. Month-to-date through July 25th, attendance was at nearly 30% of 2019 comparable period attendance, well ahead of the Company’s hypothetical July admissions forecast of 25%. The Company remains confident attendance will return to pre COVID-19 levels, though its hypothetical recovery does not show that until the fourth quarter of 2022.

Observatory revenue for the second quarter 2021 was $8.4 million. Observatory expenses were $5.3 million in the second quarter 2021. Observatory net operating income was $3.1 million in the second quarter, marking the first positive quarter since the onset of the COVID-19 pandemic in first quarter 2020.

Balance Sheet

The Company had $1.4 billion of total liquidity as of June 30, 2021, which is comprised of $541 million of cash, plus an additional $850 million available under its revolving credit facility.

At June 30, 2021, the Company had total debt outstanding of approximately $2.2 billion, with a weighted average interest rate of 3.9% per annum, and a weighted average term to maturity of 7.7 years. At June 30, 2021, the Company’s net debt to total market capitalization was 31.4% and net debt to adjusted EBITDA was 6.2x. The Company has no outstanding debt maturity until November 2024.

From January 1, 2021 through July 27, 2021, the Company repurchased $3.5 million of its common stock at a weighted average price of $9.22 per share. This brings the cumulative total, since the stock repurchase program began on March 5, 2020 through July 27, 2021, to $147.2 million at a weighted average price of $8.34 per share, through a combination of open-market purchases and 10b5-1 programs.

Dividend

On May 17, 2021, the Company announced its decision to reinstate the quarterly dividend, driven by confidence in the New York City recovery, improvement in the Company’s results and liquidity, for the second quarter 2021, which is one quarter earlier than previously announced. On June 30, 2021, the Company paid a dividend of $0.035 per share or unit, as applicable, for the second quarter 2021 to holders of the Company’s Class A common stock (NYSE: ESRT) and Class B common stock and to holders of the Series ES, Series 250 and Series 60 partnership units (NYSE Arca: ESBA, FISK and OGCP, respectively) and Series PR partnership units of Empire State Realty OP, L.P., the Company’s operating partnership (the “Operating Partnership”).

On June 30, 2021, the Company paid a preferred dividend of $0.15 per unit for the second quarter 2021 to holders of the Operating Partnership’s Series 2014 private perpetual preferred units and a preferred dividend of $0.175 per unit for the second quarter 2021 to holders of the Operating Partnership’s Series 2019 private perpetual preferred units.

Webcast and Conference Call Details

Empire State Realty Trust, Inc. will host a webcast and conference call, open to the general public, on Thursday, July 29, 2021 at 1:00 pm Eastern time.

The webcast will be accessible on the “Investors” section of the Company’s website at www.esrtreit.com. To listen to the live webcast, go to the site at least five minutes prior to the scheduled start time in order to register and download and install any necessary audio software. Shortly after the call, a replay of the webcast will be available for 90 days on the Company’s website.

The conference call can also be accessed by dialing 1-877-407-3982 for domestic callers or 1-201-493-6780 for international callers. A dial-in replay will be available starting shortly after the call until August 5, 2021, which can be accessed by dialing 1-844-512-2921 for domestic callers or 1-412-317-6671 for international callers. The passcode for this dial-in replay is 13721079.

The Supplemental Report and Investor Presentation are integral components of quarterly earnings announcement and are now available on the “Investors” section of the Company’s website at www.esrtreit.com.

The Company uses, and intends to continue to use, the Investors page of its website, which can be found at www.esrtreit.com, as a means of disclosing material nonpublic information and of complying with its disclosure obligations under Regulation FD, including, without limitation, through the posting of investor presentations that may include material nonpublic information. Accordingly, investors should monitor the Investors page, in addition to following our press releases, SEC filings, public conference calls, presentations and webcasts. The information contained on, or that may be accessed through, our website is not incorporated by reference into, and is not a part of, this document.

About Empire State Realty Trust

Empire State Realty Trust, Inc. (NYSE: ESRT) owns, manages, operates, acquires and repositions office and retail properties in Manhattan and the greater New York metropolitan area, including the Empire State Building, the “World’s Most Famous Building.” The company’s office and retail portfolio covers 10.1 million rentable square feet, as of June 30, 2021, which consists of 9.4 million rentable square feet across 14 office properties, including nine in Manhattan, three in Fairfield County, Connecticut, and two in Westchester County, New York; as well as approximately 700,000 rentable square feet in the retail portfolio.

Empire State Realty Trust is a leader in energy efficiency in the built environment and sustainability space, with 76 percent of the eligible portfolio ENERGY STAR certified and 100 percent fully powered by renewable wind electricity. As the first commercial real estate portfolio in the Americas to achieve the evidence-based, third-party verified WELL Health-Safety Rating for health and safety, ESRT additionally earned the highest possible GRESB 5 Star Rating and Green Star recognition for sustainability performance in real estate and was named a Fitwel Champion for healthy, high-performance buildings. To learn more about Empire State Realty Trust, visit esrtreit.com and follow ESRT on Facebook, Instagram, Twitter and LinkedIn.

Forward-Looking Statements

This press release includes “forward looking statements” within the meaning of the federal securities laws. Forward-looking statements may be identified by the use of words such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “estimates,” “contemplates,” “aims,” “continues,” “would” or “anticipates” or the negative of these words and phrases or similar words or phrases. The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements: (i) economic, political and social impact of, and uncertainty relating to, the COVID-19 pandemic; (ii) resolution of legal proceedings involving the Company; (iii) reduced demand for office or retail space, including as a result of the COVID-19 pandemic; (iv) changes in our business strategy; (v) changes in technology and market competition that affect utilization of our office, retail, broadcast or other facilities; (vi) changes in domestic or international tourism, including due to health crises such as the COVID-19 pandemic, geopolitical events and/or currency exchange rates, which may cause a decline in Observatory visitors; (vii) defaults on, early terminations of, or non-renewal of, leases by tenants; (viii) increases in the Company’s borrowing costs as a result of changes in interest rates and other factors, including the potential phasing out of LIBOR after 2021; (ix) declining real estate valuations and impairment charges; (x) termination or expiration of our ground leases; (xi) changes in our ability to pay down, refinance, restructure or extend our indebtedness as it becomes due and potential limitations on our ability to borrow additional funds in compliance with drawdown conditions and financial covenants; (xii) decreased rental rates or increased vacancy rates; (xiii) our failure to redevelop and reposition properties, or to execute any newly planned capital project successfully or on the anticipated timeline or at the anticipated costs; (xiv) difficulties in identifying properties to acquire and completing acquisitions; (xv) risks related to our development projects (including our Metro Tower development site) and capital projects, including the cost of construction delays and cost overruns; (xvi) impact of changes in governmental regulations, tax laws and rates and similar matters; (xvii) our failure to qualify as a REIT; (xviii) environmental uncertainties and risks related to adverse weather conditions, rising sea levels and natural disasters; and (xix) the accuracy of our methodologies and estimates regarding ESG metrics, goals and targets, tenant willingness and ability to collaborate towards reporting ESG metrics and meeting ESG goals and targets, and the impact of governmental regulation on our ESG efforts. For a further discussion of these and other factors that could impact the Company’s future results, performance or transactions, see the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, and other risks described in documents subsequently filed by the Company from time to time with the Securities and Exchange Commission.

While forward-looking statements reflect the Company’s good faith beliefs, they are not guarantees of future performance. The Company disclaims any obligation to update or revise publicly any forward-looking statement to reflect changes in underlying assumptions or factors, new information, data or methods, future events, or other changes after the date of this press release, except as required by applicable law. Prospective investors should not place undue reliance on any forward-looking statements, which are based only on information currently available to the Company (or to third parties making the forward-looking statements).

Contact:

Investors and Media

Empire State Realty Trust Investor Relations

(212) 850-2678

IR@esrtreit.com

Empire State Realty Trust, Inc.

Condensed Consolidated Statements of Operations

(unaudited and amounts in thousands, except per share data)

	Three Months Ended June 30,
	2021	2020
Revenues
Rental revenue	$140,797	$137,999
Observatory revenue	8,359	86
Lease termination fees	3,339	1,033
Third-party management and other fees	327	301
Other revenue and fees	586	1,611

Total revenues	153,408	141,030
Operating expenses
Property operating expenses	28,793	29,750
Ground rent expenses	2,332	2,332
General and administrative expenses	14,089	18,149
Observatory expenses	5,268	4,002
Real estate taxes	31,354	29,579
Impairment charge	—	4,101
Depreciation and amortization	45,088	52,783

Total operating expenses	126,924	140,696

Total operating income	26,484	334
Other income (expense):
Interest income	164	1,526
Interest expense	(23,422)	(23,928)

Income (loss) before income taxes	3,226	(22,068)
Income tax benefit	1,185	2,450

Net income (loss)	4,411	(19,618)
Preferred unit distributions	(1,051)	(1,047)
Net (income) loss attributable to non-controlling interests	(1,285)	7,872

Net income (loss) attributable to common stockholders	$2,075	$(12,793)

Total weighted average shares
Basic	171,615	175,433

Diluted	278,436	283,384

Net income (loss) per share attributable to common stockholders
Basic	$0.01	$(0.07)

Diluted	$0.01	$(0.07)

Empire State Realty Trust, Inc.

Condensed Consolidated Statements of Operations

(unaudited and amounts in thousands, except per share data)

	Six Months Ended June 30,
	2021	2020
Revenues
Rental revenue	$281,028	$286,112
Observatory revenue	10,962	19,630
Lease termination fees	4,628	1,244
Third-party management and other fees	603	647
Other revenue and fees	1,491	3,621

Total revenues	298,712	311,254
Operating expenses
Property operating expenses	59,072	71,218
Ground rent expenses	4,663	4,663
General and administrative expenses	27,942	34,100
Observatory expenses	9,856	12,156
Real estate taxes	62,801	58,833
Impairment charge	—	4,101
Depreciation and amortization	89,545	98,876

Total operating expenses	253,879	283,947

Total operating income	44,833	27,307
Other income (expense):
Interest income	286	2,163
Interest expense	(46,976)	(43,546)
Loss on early extinguishment of debt	(214)	(86)

Loss before income taxes	(2,071)	(14.162)
Income tax benefit	3,291	2,832

Net income (loss)	1,220	(11,330)
Preferred unit distributions	(2,101)	(2,097)
Net loss attributable to non-controlling interests	335	5,129

Net loss attributable to common stockholders	$(546)	$(8,298)

Total weighted average shares
Basic	172,183	178,029

Diluted	277,887	288,015

Net income (loss) per share attributable to common stockholders
Basic	$—	$(0.05)

Diluted	$—	$(0.05)

Empire State Realty Trust, Inc.

Reconciliation of Net Income to Funds From Operations (“FFO”),

Modified Funds From Operations (“Modified FFO”) and Core Funds From Operations (“Core FFO”)

(unaudited and amounts in thousands, except per share data)

	Three Months Ended June 30,
	2021	2020
Net income (loss)	$4,411	$(19,618)
Preferred unit distributions	(1,051)	(1,047)
Real estate depreciation and amortization	43,480	51,096
Impairment charge	—	4,101

FFO attributable to common stockholders and non-controlling interests	46,840	34,532

Amortization of below-market ground leases	1,958	1,958

Modified FFO attributable to common stockholders and non-controlling interests	48,798	36,490

Severance expenses	—	3,008

Core FFO attributable to common stockholders and non-controlling interests	$48,798	$39,498

Total weighted average shares
Basic	277,893	283,384

Diluted	278,436	283,384

FFO per share
Basic	$0.17	$0.12

Diluted	$0.17	$0.12

Modified FFO per share
Basic	$0.18	$0.13

Diluted	$0.18	$0.13

Core FFO per share
Basic	$0.18	$0.14

Diluted	$0.18	$0.14

Empire State Realty Trust, Inc.

Reconciliation of Net Income to Funds From Operations (“FFO”),

Modified Funds From Operations (“Modified FFO”) and Core Funds From Operations (“Core FFO”)

(unaudited and amounts in thousands, except per share data)

	Six Months Ended June 30,
	2021	2020
Net income (loss)	$1,220	$(11,330)
Preferred unit distributions	(2,101)	(2,097)
Real estate depreciation and amortization	86,584	95,526
Impairment charge	—	4,101

FFO attributable to common stockholders and non-controlling interests	85,703	86,200

Amortization of below-market ground leases	3,916	3,916

Modified FFO attributable to common stockholders and non-controlling interests	89,619	90,116

Loss on early extinguishment of debt	214	86
Severance expenses	—	3,008

Core FFO attributable to common stockholders and non-controlling interests	$89,833	$93,210

Total weighted average shares
Basic	277,887	288,015

Diluted	277,887	288,015

FFO per share
Basic	$0.31	$0.30

Diluted	$0.31	$0.30

Modified FFO per share
Basic	$0.32	$0.31

Diluted	$0.32	$0.31

Core FFO per share
Basic	$0.32	$0.32

Diluted	$0.32	$0.32

Empire State Realty Trust, Inc.

Condensed Consolidated Balance Sheets

(unaudited and amounts in thousands)

	June 30, 2021	December 31, 2020
Assets
Commercial real estate properties, at cost	$3,168,519	$3,133,966
Less: accumulated depreciation	(1,007,429)	(941,612)

Commercial real estate properties, net	2,161,090	2,192,354
Cash and cash equivalents	540,604	526,714
Restricted cash	37,966	41,225
Tenant and other receivables	19,238	21,541
Deferred rent receivables	231,143	222,508
Prepaid expenses and other assets	71,399	77,182
Deferred costs, net	200,735	203,853
Acquired below market ground leases, net	340,820	344,735
Right of use assets	28,998	29,104
Goodwill	491,479	491,479

Total assets	$4,123,472	$4,150,695

Liabilities and equity
Mortgage notes payable, net	$774,612	$775,929
Senior unsecured notes, net	973,267	973,159
Unsecured term loan facility, net	387,954	387,561
Accounts payable and accrued expenses	89,254	103,203
Acquired below market leases, net	28,532	31,705
Ground lease liabilities	28,998	29,104
Deferred revenue and other liabilities	81,762	88,319
Tenants’ security deposits	25,885	30,408

Total liabilities	2,390,264	2,419,388
Total equity	1,733,208	1,731,307

Total liabilities and equity	$4,123,472	$4,150,695